UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	63-0589368
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of Non-Cumulative Perpetual Preferred Stock, Series F	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction A.(d), please check the following box.    ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the
following box.    ☐
Securities Act registration statement file number to which this form relates:   333-262964
Securities to be registered pursuant to Section 12(g) of the Act:   None
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Regions Financial
Corporation (the “Company”), each Depositary Share representing a 1/40th interest in a share of the Company’s
Non-Cumulative Perpetual Preferred Stock, Series F, par value $1 per share and liquidation preference $1,000 per share (the “Preferred Stock”). The descriptions of the Depositary Shares and the Preferred Stock are set forth under the sections “Description of Capital Stock”, “Description of the Series F Preferred Stock”  and “Description of
Depositary Shares” in the prospectus supplement dated July 22, 2024, as filed with the Securities and Exchange
Commission (the “Commission”) on July 23, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No.
333-262964), as filed with the Commission on February 24, 2022.

Item 2.	Exhibits.
The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 6, 2012).

3.2
Certificate of Designations of 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred
Stock, Series B (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A, filed on April
28, 2014).

3.3
Certificate of Designations of 5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred
Stock, Series C (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A, filed on April
29, 2019).

3.4	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series D (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K Current Report, filed on June 5, 2020).

3.5	Certificate of Designations of 4.45% Non-Cumulative Perpetual Preferred Stock, Series E (incorporated by reference to Exhibit 3.6 to the Company’s Form 8-A, filed on May 3, 2021).

3.6	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series F, dated July 25, 2024, filed with the Secretary of State of the State of Delaware and effective July 25, 2024.

3.7	By-Laws as amended and restated (incorporated by reference to Exhibit 3.2 to the Company’s Form 8- K Current Report, filed on October 18, 2023).

4.1	Form of Deposit Agreement, among Broadridge Corporate Issuer Solutions, LLC., as Depositary, the Company and the Holders from time to time of the Depositary Receipts described therein.

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: July 26, 2024

Regions Financial Corporation

By:	/s/ Karin K. Allen
	Name:	Karin K. Allen
	Title:	Executive Vice President, Assistant Controller and Chief Accounting Officer